UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 10, 2008


                        American Technologies Group, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                        0-23268                95-4307525
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      (State or other                 (Commission             (IRS Employer
jurisdiction of Incorporation)          File No.)         Identification Number)


                                 412 W. Bolt St.
                               Ft. Worth, TX 76113
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               (Address of principal executive offices) (Zip code)


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Material Definitive Agreement

On April 7, 2008, Registrant, as the owner of all of the issued and outstanding shares of Omaha Holdings Corp. ("Seller"), Seller and NTS-WIT Holdings, LLC ("Purchaser") entered into a Stock Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which Seller agreed to sell to Purchaser all of the issued and outstanding shares of the following entities, which are wholly owned by Seller (collectively, the "Shares"): (i) North Texas Steel Company, Inc. and
(ii) Whitco Poles, Inc. These Shares comprise substantially all of the assets of Seller, and the issued and outstanding shares of stock of Seller, comprise substantially all of the assets of Registrant.

Purchaser is a wholly owned subsidiary of Laurus Master Fund, Ltd. ("Laurus"). As disclosed in our Quarterly Report on Form 10-QSB for the quarter ended January 31, 2008 under Form 10-QSB, we received a notice of default with respect to our current obligations due to Laurus and a demand for the immediate payment of all past due amounts owned to Laurus in the amount of $13,580,810.

The following is a summary of material terms of the Purchase Agreement, which summary is qualified in its entirety by the more detailed provisions of the Purchase Agreement:

    o Seller shall sell to Purchaser the Shares for a purchase price equal to the then total outstanding principal amount of indebtedness owned by Registrant to Laurus plus all accrued and unpaid interest thereon. Simultaneously, all evidence of indebtedness owed by Registrant to Laurus shall be deemed paid in full and shall be cancelled. Registrant is also indebted to the Gryphon Master Fund L.P. in the amount of $500,000 plus accrued and unpaid interest thereon ("Gryphon Debt"), and the Gryphon Debt shall be simultaneously satisfied and cancelled.
    o Warrants and options of Registrant issued to Laurus shall be partially terminated so that Laurus shall not own more than 25% of the issued and outstanding shares of common stock of Registrant on a fully diluted basis, as of the date of closing.
    o Conditions percent to closing include, but are not limited to, (i) completion of due diligence by Purchaser to its sole satisfaction, (ii) entry into a management agreement by and between Purchaser and a management team (which is intended to cover certain members of Registrant's management, including its CEO, upon terms to be negotiated between the parties to the management agreement, and (iii) approval of the Purchase Agreement by the shareholders of Registrant.

The Registrant shall seek to gain shareholder approval of the Purchase Agreement through a Special Shareholders Meeting to be held on or about June 15, 2008, subject to the Registrant's ability to file a Definitive Schedule 14A with the Securities and Exchange Commission.

ITEM 9.01. EXHIBITS.

Stock Purchase and Sale Agreement, dated April 7, 2008, by and between Omaha Holdings Corp., American Technologies Group, Inc., and NTS-WIT Holdings, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     American Technologies Group, Inc.


Dated: April 10, 2008                By /s/ Thomas E. Durkin, III
                                        -------------------------
                                        Thomas E. Durkin, III
                                        President